As filed with the Securities and Exchange Commission on April 16, 2020

Registration No. 333‑___

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S‑3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

AMPIO PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	26‑0179592
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

373 Inverness Parkway, Suite 200

Englewood, Colorado 80112

(720) 437‑6500

(Address, including zip code, and telephone number,

 including area code, of registrant’s principal executive offices)

Michael Macaluso

Chief Executive Officer

Ampio Pharmaceuticals, Inc.

373 Inverness Parkway, Suite 200

Englewood, Colorado 80112

(720) 437‑6500

(Name, address, including zip code, and telephone number,

 including area code, of agent for service)

Copy to:

Leah G. Brownlee, Esq.

Squire Patton Boggs (US) LLP

Key Tower, 127 Public Square #4900

Cleveland, OH 44114

(216) 479‑8549

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b‑2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

			Proposed		Proposed
	Securities		Maximum		Maximum
Title of Each Class of	to be		Aggregate Price		Aggregate		Amount of
Securities To Be Registered (1)	Registered		Per Unit		Offering Price		Registration Fee
Primary Offering:
Common Stock, $0.0001 par value per share		(1)		(2)		(2)
Preferred Stock, $0.0001 par value per share		(1)		(2)		(2)
Debt Securities		(1)		(2)		(2)
Warrants to purchase Common Stock		(1)		(2)		(2)
Units		(1)		(2)		(2)
Total Registration Fee					$100,000,000		$5,594	(3)

(1)

There are being registered hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of debt securities and such indeterminate number of warrants to purchase common stock, preferred stock or debt securities as shall have an aggregate initial offering price not to exceed $100,000,000 (including the Unsold Securities described in footnote 3 below). If any debt securities are issued at an original issue discount, then the principal amount of such debt securities shall be in such greater amount as shall result in an aggregate initial offering price not to exceed $100,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities registered also include such indeterminate number of shares of common stock and preferred stock and amount of debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)

The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S‑3 under the Securities Act.

(3)

Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered hereunder include unsold securities previously registered pursuant to the registrant’s Registration Statement (File No. 333‑217094), which was initially filed on March 31, 2017 and was declared effective on April 20, 2017 (the “Prior Registration Statement”). The Prior Registration Statement registered the offer and sale of (i) shares of common stock issuable under an “at the market offering” commenced on February 21, 2020, as more fully described in this registration statement (the portion that remain unsold as of the date of the filing of this registration statement, the “Unsold Previously Registered Shares”), and (ii) an indeterminate number of shares of common stock, shares of preferred stock, debt securities, warrants to purchase common stock and units, with an aggregate initial offering price for all such securities not to exceed $100,000,000.  Of the $100,000,000 aggregate initial offering price for all securities included in the Prior Registration Statement, a total of $56,902,629 of such securities remain unsold as of the date of filing of this registration statement (the “Unsold Securities”). Included in the Unsold Securities is $47,880,286 of Unsold Previously Registered Shares.  This registration statement includes the Unsold Securities and new shelf securities with an aggregate initial offering price of $43,097,371 (the “New Securities”), which aggregate offering price is not specified as to any class of security. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any Unsold Securities pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated amount of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of New Securities to be registered on this registration statement. Pursuant to Rule 415(a)(6), the offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement. The filing fee to be paid for securities sold under this registration statement includes (i) a previously paid amount of $7,386 relating to the Unsold Securities under the Prior Registration Statement, and (ii) a filing fee of $5,594 with respect to the New Securities, which is being paid in connection with the filing of this registration statement.  The filing fee was calculated on the basis of the maximum aggregate offering price and the number of securities being registered has been omitted pursuant to Rule 457(o) under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two prospectuses:

•	a base prospectus which covers the offering, issuance and sale by us of up to $100,000,000 in the aggregate of the securities identified above from time to time in one or more offerings; and
•

a sales agreement prospectus covering the offering, issuance and sale of shares of the registrant’s common stock in an aggregate amount of up to $50,000,000 in an “at the market offering” pursuant to a sales agreement the registrant entered into with Roth Capital Partners, LLC and ThinkEquity, a division of Fordham Financial Management, Inc., dated February 20, 2020 (the “Sales Agreement”), which amount is part of the up to $100,000,000 in the aggregate of the securities included in the base prospectus.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The Sales Agreement prospectus immediately follows the base prospectus. The common stock that may be offered, issued and sold under the Sales Agreement prospectus is included in the $100,000,000 of securities that may be offered, issued and sold by us under the base prospectus. Upon termination of the Sales Agreement, any portion of the common stock included in the relevant prospectus that is not sold pursuant to the Sales Agreement will be available for sale in other offerings pursuant to the base prospectus and a corresponding prospectus supplement.

The information in this prospectus is not complete and may be changed. We may not sell or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any jurisdiction where such offer or sale is not permitted.

Subject to Completion, Dated  April 16, 2020

PROSPECTUS

$100,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

We may, from time to time, offer and sell up to $100,000,000 of any combination of our common stock, preferred stock, debt securities or warrants described in this prospectus, either individually or in combination with other securities, at prices and on terms described in one or more supplements to this prospectus. We may also offer common stock or preferred stock upon conversion of debt securities, common stock upon conversion of preferred stock, or common stock, preferred stock or debt securities upon the exercise of warrants. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings.

Each time we offer securities, we will provide the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before buying any of the securities being offered.

The securities offered by this prospectus may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers. We will set forth the names of any underwriters or agents and any applicable fees, commissions, discounts and over-allotments in an accompanying prospectus supplement. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is traded on the NYSE American under the symbol “AMPE.” On April 13, 2020, the last reported sale price of our common stock on the NYSE American was $0.50. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the NYSE American or any securities market or other exchange of the securities covered by the applicable prospectus supplement.

We are a smaller reporting company under Rule 405 of the Securities Act and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus supplement, the documents incorporated by reference herein and future filings.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties referenced under the heading “risk factors” on page 9 of this prospectus as well as those contained in the applicable prospectus supplement and any related free writing prospectus, and in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2020.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S‑3 that we filed with the Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process. Under this shelf registration process, we may offer shares of our common stock, preferred stock, debt securities, and/or warrants to purchase our common stock, either individually or in units, in one or more offerings, up to a total dollar amount of $100,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the specific terms of the offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Each such prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) may also add, update or change information contained in this prospectus or in documents incorporated by reference into this prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the headings “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” before buying any of the securities being offered. This prospectus may not be used to offer or sell securities unless it is accompanied by a prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus. We have not authorized anyone to provide you with different information in addition to or different from that contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

We obtained statistical data, market data and other industry data, and forecasts used in this prospectus and the documents incorporated by reference into the prospectus from market research, publicly available information and industry publications. Industry publications generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy and completeness of the information. Similarly, while we believe that the statistical data, market data and other industry data and forecasts used herein are reliable, we have not independently verified the data, and we do not make any representation as to the accuracy of the information.

AMPIO (and design), our logo design and AMPION are our registered trademarks. This prospectus also contains trademarks, registered marks and trade names of other companies. Any other trademarks, registered marks and trade names appearing in this prospectus are the property of their respective holders.

Unless the context indicates otherwise in this prospectus, the terms “Ampio,” the “Company,” the “Registrant,” “we,” “our” or “us” in this prospectus refer to Ampio Pharmaceuticals, Inc.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, including the financial data and related notes, risks of investing in our securities discussed under the heading “Risk Factors” and other information incorporated by reference in this prospectus. Each of the risk factors could adversely affect our business, operating results and financial conditions, as well as adversely affect the value of an investment in our securities.

Overview

We are a pre-revenue development stage biopharmaceutical company focused on the development of Ampion, our lead product candidate, to treat prevalent inflammatory conditions for which there are limited treatment options.

Ampion is in the process of advancing through late-stage clinical trials in the United States. The U.S. Food and Drug Administration (“FDA”) provided guidance that we should complete a trial of severe osteoarthritis of the knee (“OAK”) patients with concurrent controls that would be carried out under an Special Protocol Assessment (“SPA”).  An SPA is a process in which sponsors may ask to meet with the FDA to reach agreement with the FDA on the design and size of certain clinical trials to determine if they adequately address scientific and regulatory requirements for a study that could support regulatory submission.

In June 2019, we received an SPA agreement from the FDA and commenced our Phase III clinical trial titled, “A Randomized, Controlled, Double-Blind Study to Evaluate the Efficacy and Safety of an Intra-Articular Injection of Ampion in Adults with Pain Due to Severe Osteoarthritis of the Knee” (the “AP‑013 study”).

In late March 2020, we announced the closing of patient enrollment in our AP-013 study at the recommendation of our SMC and due to extenuating circumstances relating to severe acute respiratory syndrome coronavirus 2 (“COVID-19”), which is further explained below, to minimize the risk to study participants.    Recognizing these challenges, we are exploring options to enable us to complete the study, but it is possible that the COVID-19 pandemic may prevent completion of the AP-013 study at this time or completely.

In late March 2020, we also announced that we are concurrently focusing on investigating the potential use of nebulized Ampion for the treatment of a serious complication of COVID-19, the rapid onset of respiratory failure, termed Acute Respiratory Distress Syndrome (“ARDS”). Based on Ampion’s immunomodulatory and anti-inflammatory action, we believe that it may help individuals with widespread inflammation in the lungs and that treatment with Ampion may reduce this serious complication of COVID-19.

AMPION

Ampion for Osteoarthritis

We have developed a novel biologic drug, Ampion, containing a  blood-derived cyclized peptide and small molecules that target multiple pathways in the innate immune response and other pathways that are characteristic of OAK disease. Ampion targets the cellular pathways in the innate immune response correlated with pain, inflammation, and joint damage in osteoarthritis. In vitro studies have shown that Ampion represses the transcription of proteins responsible for inflammation, while activating anti-inflammatory proteins. Ampion has also been shown in vitro to regulate the cellular pathways responsible for tissue growth and healing. We believe that this mechanism of action interrupts the disease process responsible for the pain and disability associated with OAK and provides market expansion potential as a disease modifying biologic and may provide a treatment option for other inflammatory and degenerative indications.

We are currently developing Ampion as an intra-articular injection to treat the signs and symptoms of severe OAK, which is a growing epidemic in the United States. OAK is a progressive disease characterized by gradual degradation and loss of cartilage due to inflammation of the soft tissue and bony structures of the knee joint. Progression of the most severe form of OAK leaves patients with little to no treatment options other than a total knee arthroplasty. The FDA has stated that severe OAK is an “unmet medical need” with no licensed therapies for this indication. While we believe that Ampion could treat this “unmet medical need”, our ability to market this product is subject to FDA approval.

Market Opportunity for Osteoarthritis

Osteoarthritis (“OA”), is the most common form of arthritis, affecting over 30 million people in the United States. It is a progressive and incurable disease of the joints involving degradation of the intra-articular cartilage, joint lining, ligaments, and bone. Certain risk factors in conjunction with natural wear and tear lead to the breakdown of cartilage. Osteoarthritis is caused by inflammation of the soft tissue and bony structures of the joint, which worsens over time and leads to progressive thinning of intra-articular cartilage. Other progressive effects include narrowing of the joint space, synovial membrane thickening, osteophyte formation and increased density of the subchondral bone. The global market size for treatments that currently address moderate to moderately severe OAK was valued at approximately $3.6 billion in 2018 and is expected to grow with a compound annual growth rate of 9.11% through 2026.  The global demand for OAK treatment is expected to be fueled by aging demographics and increased awareness of treatment options. Despite the size and growth of the OAK market, only a few treatment options currently exist, with none labeled specifically for the severely diseased patient population.

Ampion Development for Osteoarthritis

Since our inception, we have conducted multiple clinical trials and have advanced through late-stage clinical trials in the United States, initially under the guidance of the FDA’s Office of Blood Research and Review (“OBRR”) and most recently under the guidance of the FDA’s Office of Tissues and Advanced Therapies (“OTAT”).

Study AP‑003‑A was a multicenter, randomized, double-blind trial of 329 patients who were randomized 1:1 to receive Ampion or saline control via intra-articular injection. The study showed a statistically significant reduction in pain compared to the control, with an average of greater than 40% reduction in pain from baseline at 12 weeks with Ampion treatment. Patients who received Ampion also showed a significant improvement in function and quality of life compared to patients who received the saline control at 12 weeks. Quality of life was assessed using Patient Global Assessment. Furthermore, the trial included severely diseased patients, defined radiographically as Kellgren Lawrence Grade 4 (“KL 4”). From this patient population, those patients who received Ampion had a significantly greater reduction in pain than those who received the saline control. Ampion was well tolerated with minimal adverse events reported across the Ampion and saline groups in the study. There were no drug-related serious adverse events.

In 2018, the FDA reiterated and confirmed that our successful pivotal Phase III clinical trial, AP‑003‑A, was adequate and well-controlled, provided evidence of the effectiveness of Ampion and can contribute to the substantial evidence of effectiveness necessary for the approval of a BLA. The FDA provided guidance that we should complete an additional trial of KL 4 severe OAK patients with concurrent controls that would be carried out under a SPA so that we could obtain FDA concurrence on the trial design prior to initiation of the trial.

As noted above, we received a SPA agreement in June 2019 from the FDA for a clinical protocol for the AP‑013 study. The SPA agreement for the AP‑013 study finalized patient enrollment at 1,034 patients, with a sample size assessment at an interim analysis of 724 patients to allow an adjustment up to 1,551 patients if deemed necessary. In the SPA agreement, the FDA agreed that the design and planned analysis of the AP‑013 study adequately addressed the objectives necessary to support a regulatory submission. According to the FDA’s guidance for industry regarding SPAs (published in April 2018), an SPA documents the FDA’s agreement that the design and planned analysis of a study can address objectives in support of a regulatory submission, however final determinations for marketing application approval are made after a complete review of the marketing application and are based on the entire data in the application. Following the receipt of the SPA agreement, we initiated the AP‑013 study, identified and engaged clinical sites for the trial, and initiated dosing of patients at those sites. As of December 31, 2019, we completed the enrollment and dosing of 724 patients required from the interim analysis sample size assessment.

In March 2020, the World Health Organization declared the COVID-19 outbreak a pandemic.  The Centers for Disease Control and Prevention (“CDC”) projects that COVID-19 deaths in the U.S. may eventually number in the hundreds of thousands, and potentially in the millions. The AP-013 study population is comprised of elderly patients with an average age of 65 years old and a maximum age of 87 years, and the CDC have indicated that older adults, 65 years and older, are at higher risk for severe illness during the current COVID-19 pandemic. This guidance from the CDC indicates the AP-013 study population is the highest risk demographic for developing severe illness during the current COVID-19 pandemic. In March 2020, the FDA acknowledged the impact of COVID-19 on clinical trials in a published guidance, “FDA Guidance on Conduct of Clinical Trials of Medical Products during the COVID-19 Pandemic”, which outlines the Agency’s recommendations for ensuring trial participant safety and adherence to good clinical practice (“GCP”) guidelines and protocol requirements for trials during the outbreak. In concurrence with the FDA guidance, the Safety Monitoring Committee (“SMC”) for the AP-013 study recognized the impact of COVID-19 on the clinical trial.  Therefore, in late March 2020, we announced the closing of patient enrollment in our AP-013 study at the recommendation of our SMC and due to extenuating circumstances relating to COVID-19 virus to minimize the risk to study participants.    Recognizing these challenges, we are exploring options to enable us to complete the trial but it is possible that the COVID-19 pandemic may prevent completion of the AP-013 study at this time or at all.

Ampion for Acute Respiratory Distress Syndrome secondary to COVID-19 infection

At the time of this filing, the pandemic has resulted in over 2 million cases and approximately 140,000 deaths worldwide that continues to grow exponentially, demonstrating the urgency of situation. COVID-19 infection is an acute respiratory illness caused by a novel coronavirus (SARS-COV-2). The CDC has estimated that approximately 20% of patients with COVID-19 will progress to severe disease. Complications of severe COVID-19 infection include ARDS, pneumonia, sepsis and septic shock, cardiomyopathy and arrhythmia, acute kidney injury, and prolonged hospitalization for other complications (e.g. secondary bacterial infection). The primary cause of death associated with COVID-19 infection is ARDS, and, as of the date of this filing, there are no approved treatments for ARDS or COVID-19 infection.

An article published in peer-reviewed journal, The Journal of the American Medical Association (“JAMA”), by Bellani et al. in February 2016 titled, ‘Epidemiology, Patterns of Care, and Mortality for Patients With Acute Respiratory Distress Syndrome in Intensive Care Units in 50 Countries’, indicates that under normal circumstances, there is approximately a 40% mortality rate for patients with ARDS. COVID-19 is newly emerging, and there is little published research on mortality in this subset of patients; however, we believe that ARDS secondary to COVID-19 infection may prove to be more lethal than ARDS due to other causes. A study of 191 patients in Wuhan, China reported that 50 of the 54 patients with COVID-19 who died during their hospitalization developed ARDS, while only nine of the 137 survivors developed ARDS. This study, published in The Lancet by Zhou et al. in March 2020 demonstrates an 85% (50/59) case mortality rate of ARDS secondary to COVID-19 infection, which is more than double the mortality rate observed without COVID-19 infection.

During the pandemic, the CDC reports that as many as 20,000 new COVID-19 cases have been reported daily in the US, and the daily reported cases continue to grow exponentially. The CDC has reported that among all patients with a COVID-19 infection, between 3%-17% develop ARDS, but that percentage increases to 67%-85% for patients admitted to an intensive care unit (“ICU”). An article published in The New England Journal of Medicine in March 2020 states that based on the size and scope of COVID-19 pandemic, the disease burden on healthcare facilities and hospitals is expected to be severe, and estimates of material requirements for the treatment of COVID-19 patients indicate the US is likely to experience widespread shortages of critical standard of care items such as ventilators throughout much of 2020. We believe that it is imperative that effective treatments are identified and developed to address the full spectrum of clinical features of ARDS secondary to COVID-19 infection. For instance, it has been reported that treatments that reduce required time on ventilation would free up equipment and staff resources and allow additional COVID-19 infected patients access to critical and potentially life-saving care. As an immunomodulatory agent, we believe that Ampion may be effective in improving the clinical course and outcome of COVID-19 patients experiencing ARDS.

Market Opportunity for ARDS

ARDS secondary to COVID-19 infection is a life-threatening disease for which no FDA-approved treatment exists as of the date of this filing. Current available treatment is limited to supportive interventions designed to improve ventilation and mitigate hypoxemia. Alternative/off-label treatments for COVID-19 include antiviral agents and convalescent plasma infusion. Alternative/off-label treatments often considered for ARDS include corticosteroids and neuromuscular blocking agents. We believe that identifying a treatment for ARDS that could improve the clinical course of ARDS, including but not limited to, gas exchange ratios, reduction of time on ventilators, and shortening the duration of the condition would greatly benefit this patient population and may help reduce overall mortality due to ARDS secondary to COVID-19.

Ampion Development for ARDS

As reported in The Lancet in February 2020 by Huang et al., patients with coronavirus infection, including COVID-19, present symptoms which are primarily fever, fatigue, and dry cough. In some cases, the disease progresses to severe illness, dyspnea, and hypoxemia within one week after onset of the disease. These patients with severe illness develop ARDS requiring intensive care, oxygen therapy, and ventilation. ARDS is an inflammatory process, and when secondary to COVID-19, the inflammatory response is exaggerated after being triggered by the initial viral infection.

During ARDS, including ARDS secondary to COVID-19, the activation of the innate immune system leads to a dysregulated or ‘hyper-inflammatory’ response, resulting in the excess release of innate pro-inflammatory cytokines by alveolar macrophages and neutrophils as part of a “cytokine storm”. In humans, the severity of ARDS is closely related to increased serum levels of pro-inflammatory cytokines accompanied by a corresponding decrease in anti-inflammatory cytokines. These findings have been published in Cell Host and Microbe in February 2016 by Channappanavar et al. and in The International Journal of Clinical and Experimental Pathology in January 2017 by Yang et al.

Ampion is in development as a novel biologic drug that regulates multiple therapeutic targets in the innate immune system responsible for the inflammation, tissue damage, and pathogenesis associated with dysregulated immune disorders, such as ARDS. Development of Ampion supports a mechanism of action as an immunological agent which decreases the production of physiological mediators (e.g., cytokines and chemokines) responsible for inflammation and tissue damage, while simultaneously promoting the production of those mediators required for resolving inflammation and tissue repair. One of the most common and problematic clinical features of ARDS is pulmonary edema, which causes hypoxemia and may result in death. Cellular models treated with Ampion indicate treatment enhances microvascular barrier function in the lung to protect this facet of ARDS. Ampio is currently working with the FDA to receive authorization to develop Ampion as a potential treatment for ARDS secondary to COVID-19 infection.

Ampion Manufacturing Facility

In May 2014, we commenced a 125‑month lease of a multi-purpose facility containing approximately 19,000 square feet. This facility includes quality control and research laboratories, our corporate offices and approximately 3,000 square feet of modular clean rooms to manufacture Ampion.

Since the manufacturing site has been operational, we have implemented a quality system for both U.S. and E.U. (“European Union”) regulatory compliance, validated the facility for human-use products, produced Ampion and placebo for use in the inception-to-date clinical trials, and produced approximately 200,000 vials of Ampion without a sterility failure.

The manufacturing facility utilizes automated equipment with single use line sets and modular clean rooms designed to maximize flexibility and scalability while meeting international quality standards to fulfill potential future global demand.  We believe that the Ampion manufacturing process delivers a competitive cost of goods that is significantly lower than the industry benchmark.  Additionally, we estimate that the maximum capacity for this turnkey facility is approximately 8.0 million vials per year. During fiscal 2019, we engaged an independent third-party to conduct a quality audit of the Ampion manufacturing facility, which confirmed that our facility is expected to meet the requirements of an FDA inspection for the CMC section of a BLA filing.

Additional Information

For additional information related to our business and operations, please refer to the reports incorporated herein by reference, including our most recent Annual Report on Form 10‑K, and Quarterly Reports on Form 10‑Q, as described under the caption “Incorporation of Certain Information by Reference.”

Company Information

We are a Delaware corporation. Our principal offices are located at 373 Inverness Parkway, Suite 200, Englewood, Colorado 80112, and our telephone number is (720) 437‑6500. Our website address is www.ampiopharma.com. Our website and the information contained on, or that can be accessed through, our website shall not be deemed to be incorporated by reference in, and are not considered part of, this prospectus and our reference to the URL for our website is intended to be an inactive textual reference only. You should not rely on any such information in making your decision whether to purchase our common stock.

The Securities We May Offer

We may offer shares of our common stock, various series of preferred stock, debt securities and/or warrants to purchase our common stock, either individually or in units, with a total value of up to $100,000,000 from time to time under this prospectus at prices and on terms to be determined at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;
•	aggregate principal amount or offering price;
•	maturity, if applicable;
•	original issue discount, if any;
•	rates and times of payment of interest or dividends, if any;
•	redemption, conversion, exchange or sinking fund terms, if any;
•

conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

•	restrictive covenants, if any; and
•	voting or other rights, if any.

The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

This prospectus may not be used to offer or sell securities unless it is accompanied by a prospectus supplement.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities to or through agents or underwriters, we will include in the applicable prospectus supplement:

•	the names of those agents or underwriters;
•	applicable fees, discounts and commissions to be paid to them;
•	details regarding over-allotment options, if any; and
•	the net proceeds to us.

Common Stock. We may issue shares of our common stock from time to time. Holders of shares of our common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders and do not have cumulative voting rights. Subject to the preferences that may be applicable to any then outstanding preferred stock, the holders of our outstanding shares of common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.

Preferred Stock. We may issue shares of our preferred stock from time to time, in one or more series. Under our certificate of incorporation, our board of directors has the authority, without further action by the stockholders (unless such stockholder action is required by applicable law or the rules of any stock exchange or market on which our securities are then traded), to designate up to 10,000,000 shares of preferred stock in one or more series and to determine the designations, voting powers, preferences and rights of each series of the preferred stock, as well as the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, preemptive rights, terms of redemption or repurchase, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series, any or all of which may be greater than the rights of the common stock. Any convertible preferred stock we may issue will be convertible into our common stock or exchangeable for our other securities. Conversion may be mandatory or at the holder’s option and would be at prescribed conversion rates.

If we sell any series of preferred stock under this prospectus, we will fix the designations, voting powers, preferences and rights of such series of preferred stock, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock that we are offering before the issuance of the related series of preferred stock. We urge you to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Debt Securities. We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible debt securities will be convertible into or exchangeable for our common stock, preferred stock or other securities (including securities of a third party). Conversion may be mandatory or at the holder’s option and would be at prescribed conversion rates.

The debt securities will be issued under one or more documents called indentures, which are contracts between us and a national banking association or other eligible party, as trustee. In this prospectus, we have summarized certain general features of the debt securities. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. Forms of indentures will be filed as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered, will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC, to the extent that we plan to issue debt securities in the future.

Warrants. We may issue warrants for the purchase of common stock in one or more series. We may issue warrants independently or together with common stock, and the warrants may be attached to or separate from our common stock. In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as the complete warrant agreements and/or warrant certificates that contain the terms of the warrants. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the forms of warrant agreement and/or warrant certificates that describe the terms of the series of warrants we are offering before the issuance of the related series of warrants.

We will evidence each series of warrants by warrant certificates that we will issue. Warrants may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.

Units. We may issue, in one or more series, units consisting of common stock and/or warrants for the purchase of common stock in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. In this prospectus, we have summarized certain general features of the units. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of units being offered, as well as the complete unit agreement, if any, that contains the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, any form of unit agreement and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.

RISK FACTORS

Investing in our securities involves a high degree of risk.  Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in our most recent Annual Report on Form 10‑K, and in our subsequent Quarterly Reports on Form 10‑Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus and the documents incorporated by reference and the risk factors and other information contained in any applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks, including risks related to our financial condition and risks related to the development of our product candidates, might cause you to lose all or part of your investment in the offered securities.

Our business, financial condition and results of operations may be materially adversely affected by global health epidemics and pandemics, including the recent COVID-19 pandemic.

Outbreaks of epidemic, pandemic, or contagious diseases such as the novel strain of a virus named SARS-CoV-2 (severe acute respiratory syndrome coronavirus 2), or coronavirus, which causes novel coronavirus disease 2019, or COVID-19, that was reported to have surfaced in Wuhan, China in December 2019 and has reached multiple other regions and countries, including the United States and, more specifically, Englewood, Colorado, where our primary office is located  COVID-19, could have an adverse effect on our business, financial condition, and results of operations. The spread of COVID-19 from China to other countries has resulted in the World Health Organization declaring the outbreak of COVID-19 as a global pandemic. Since the COVID-19 outbreak in early January 2020, both domestic and international stock markets have reflected significant volatility as a result of the near and long-term uncertainty associated with the near shut down of the domestic and global economy.

If COVID-19 progresses in ways that further disrupts or causes us to close our AP‑013 study, or otherwise disrupts our operations, such disruption may have an adverse material impact on our operating results for 2020 and possible subsequent periods. The continued spread of COVID-19 has significantly limited our current productivity of our AP‑013 study, by limiting clinical resources available and preventing our ability to conduct in-person follow-on visits with patients enrolled in the study.  These continued limitations will likely disrupt the timetable for completion of the study, which would delay the timetable for development of Ampion for treatment of moderate to severe OAK and likely result in a negatively affect, and may result in an adverse material impact, on our operating results, cash flow and business. Additionally, if the spread of COVID-19 negatively impacts our patients, employees, contingent workers, or contractors, or employees or contractors of our vendors, this may negatively affect our ability to perform the AP‑013 study, or any subsequent trial, review, or approval mandated by the FDA or any other regulatory body. A negative effect on our ability to perform regulatory studies, trials, reviews or approvals would likely delay our ability to commercialize our product, which in turn would have an adverse material impact on our business, financial condition and results of operations.

Any resulting financial impact cannot be reasonably estimated at this time. The extent to which COVID-19 impact our business including our operations, clinical trial, financial condition and results will depend on future developments, which are highly uncertain and cannot be predicted, and include the duration, severity, and scope of the pandemic and the actions taken by other parties, such as governmental authorities, to contain and treat COVID-19. Existing insurance coverage may not provide protection for all costs that may arise from all such possible events. We are still assessing our business operations and system supports and the impact of COVID-19 may have on our results and financial condition, but there can be no assurance that this analysis will enable us to avoid part or all of any impact from the spread of COVID-19 or its consequences, including downturns in business sentiment generally or in our sector in particular.

The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our Common Stock to decline, resulting in a loss of all or part of your investment. Please also carefully read the section below entitled “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents we have filed with the SEC that are incorporated by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). All statements other than statements of historical facts contained in this prospectus, including statements regarding our anticipated future clinical and regulatory events, future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. Forward looking statements are generally written in the future tense and/or are preceded by words such as “may,” “will,” “should,” “forecast,” “could,” “expect,” “suggest,” “believe,” “estimate,” “continue,” “anticipate,” “intend,” “plan” or similar words, or the negatives of such terms or other variations on such terms or comparable terminology. Such forward-looking statements include, without limitation, statements regarding the anticipated start dates, durations and completion dates, as well as the potential future results, of our current and future clinical trials, the designs of our current and future clinical trials, anticipated future regulatory submissions and events, regulatory responses or other actions in relation to our submissions, applications and proposals, the potential future commercialization of our product candidate, Ampion, our anticipated future cash position and future events under our current and potential future collaborations. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including without limitation the risks described in the “Risk Factors” section in this prospectus.

We discuss in greater detail many of these risks under the heading “Risk Factors” contained in our most recent Annual Report on Form 10‑K, and in our subsequently filed Quarterly Reports on Form 10‑Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety. These risks are not exhaustive. Other sections of this prospectus include additional factors that could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur and actual results could differ materially from those projected in the forward-looking statements.

Additionally, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.  You should read this prospectus together with the documents we have filed with the SEC that are incorporated by reference completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered by us hereby. Except as described in any prospectus supplement or any related free writing prospectus that we may authorize to be provided to you, we currently intend to use the net proceeds from the sale of the securities offered by us hereby for general corporate purposes, which may include, but not limited to, capital expenditures, working capital and general and administrative expenses. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus. Pending these uses, we intend to invest the net proceeds in eligible investments as further defined by our investment policy which reflects the following categories of investments from entities which have “investment grade” credit ratings or better: (i) U.S. Treasury Bills, Notes and Bonds, (ii) Money Market Funds and (iii) Certificate of Deposits..

PLAN OF DISTRIBUTION

Ampio’s Plan of Distribution

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.

Each time we offer and sell securities hereto, we will provide a prospectus supplement that will set forth the terms of the offering of the securities, including:

•	the name or names of the underwriters, if any;

•	the purchase price of the securities and the proceeds we will receive from the sale;
•	any over-allotment options under which underwriters may purchase additional securities;
•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
•	any public offering price;
•	any discounts or concessions allowed or re-allowed or paid to dealers; and
•	any securities exchange or market on which the securities may be listed.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. The prospectus supplement, naming the underwriter, will describe the nature of any such relationship.

We may sell securities directly or through agents we or they designate from time to time. The prospectus supplement will name any agent involved in the offering and sale of securities and any commissions we will pay to them. Unless the prospectus supplement states otherwise, any agent will be acting on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain purchasers to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The prospectus supplement will set forth the conditions to these contracts and any commissions we must pay for solicitation of these contracts.

We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

Any warrants we may offer will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters that are qualified market makers on the NYSE American may engage in passive market making transactions in the common stock on the NYSE American in accordance with Regulation M under the Exchange

Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 300,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of undesignated preferred stock, $0.0001 par value, of which no preferred shares are issued or outstanding.

The following summary description of our capital stock is based on the provisions of our certificate of incorporation and bylaws and the applicable provisions of the Delaware General Corporation Law. This information is qualified entirely by reference to the applicable provisions of our certificate of incorporation, bylaws and the Delaware General Corporation Law. For information on how to obtain copies of our certificate of incorporation and bylaws, please see “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

Common Stock

As of April 13, 2020, there were 162,950,231 shares of our common stock outstanding. Holders of common stock will have voting rights for the election of our directors and all other matters requiring stockholder action, except with respect to amendments to our certificate of incorporation that alter or change the powers, preferences, rights or other terms of any outstanding preferred stock if the holders of such affected series of preferred stock are entitled to vote on such an amendment. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Holders of common stock will be entitled to one vote per share on matters to be voted on by stockholders and also will be entitled to receive such dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefor. The payment of dividends, if ever, on the common stock will be subject to the prior payment of dividends on any outstanding preferred stock, of which there is currently none. Upon our liquidation or dissolution, the holders of common stock will be entitled to receive pro rata all assets remaining available for distribution to stockholders after payment of all liabilities and provision for the liquidation of any shares of preferred stock at the time outstanding. Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock.

Preferred Stock

Pursuant to our certificate of incorporation, our board of directors has the authority, without further action by the stockholders (unless such stockholder action is required by applicable law or stock exchange listing rules), to designate and issue up to 10,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the designations, powers, preferences, privileges and relative participating, optional or special rights and the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of the common stock, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.

The board of directors, without stockholder approval, can issue preferred stock with voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our company or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of the common stock and may adversely affect the voting power of holders of common stock and reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation.

Our board of directors will fix the designations, voting powers, preferences and rights of each series, as well as the qualifications, limitations or restrictions thereof, of the preferred stock of each series that we offer under this prospectus and applicable prospectus supplements in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock. This description will include:

•	the title and stated value;
•	the number of shares we are offering;
•	the liquidation preference per share;
•	the purchase price per share;
•	the dividend rate per share, dividend period and payment dates and method of calculation for dividends;
•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;
•	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;
•	the procedures for any auction and remarketing, if any;
•	the provisions for a sinking fund, if any;
•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;
•	any listing of the preferred stock on any securities exchange or market;
•

whether the preferred stock will be convertible into our common stock or other securities of ours, including depositary shares and warrants, and, if applicable, the conversion period, the conversion price, or how it will be calculated, and under what circumstances it may be adjusted;

•

whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange period, the exchange price, or how it will be calculated, and under what circumstances it may be adjusted;

•	voting rights, if any, of the preferred stock;
•	preemption rights, if any;
•	restrictions on transfer, sale or other assignment, if any;
•	whether interests in the preferred stock will be represented by depositary shares;
•	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;
•

any limitations on issuances of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred stock.

The General Corporation Law of the State of Delaware, the state of our incorporation, provides that the holders of preferred stock will have the right to vote separately as a class (or, in some cases, as a series) on an amendment to our certificate of incorporation if the amendment would change the par value or, unless the certificate of incorporation provides otherwise, the number of authorized shares of the class or change the powers, preferences or special rights of the class or series so as to adversely affect the class or series, as the case may be. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

Delaware Anti-Takeover Law and Provisions of our Certificate of Incorporation and Bylaws

Delaware Anti-Takeover Law.

As a Delaware corporation, we are governed by the provisions of Section 203 of the Delaware General Corporation Law, which generally has an anti-takeover effect for transactions not approved in advance by our board of directors. This may discourage takeover attempts that might result in payment of a premium over the market price for the shares of common stock held by stockholders. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that such stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s voting stock.

Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•	before the stockholder became interested, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; or
•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) shares owned by:

•	persons who are directors and also officers; and
•	employee stock plans, in some instances; or
•

at or after the time the stockholder became interested, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Advance notice requirements for stockholder proposals and director nominations

Our Delaware bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice needs to be delivered to our principal executive offices no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting of stockholders. Our bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Authorized but unissued shares

Our authorized but unissued shares of common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Limitation on liability and indemnification of directors and officers

Our Delaware certificate of incorporation and bylaws provide that our directors and officers will be indemnified by us to the fullest extent authorized by Delaware law as it now exists or may in the future be amended, against all expenses and liabilities reasonably incurred in connection with their service for or on our behalf. Our bylaws permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit indemnification.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Other than (i) the putative class action lawsuit in the United States District Court for the Central District of California, captioned Shi v. Ampio Pharmaceuticals, Inc., et al., Case No. 18‑cv‑07476, (ii) the two derivative actions in the United States District Court for the Central District of California, captioned Cetrone v. Macaluso, et al., Case No. 18‑cv‑07855 and in the United States District Court for the District of Colorado, captioned In re: Ampio Pharmaceuticals Inc. Stockholder Derivative Actions, Case No. 18‑cv‑02558, respectively, and (iii) the government investigation concerning trading in our publicly listed securities, each as described in our most recent Annual Report on Form 10‑K, there is no pending litigation or proceeding involving any of our directors or officers where indemnification by us would be required or permitted, nor are we aware of any threatened litigation or proceeding that might result in a claim for such indemnification. Insofar as indemnification for liabilities arising under the Securities Act, or the Exchange Act, may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Exchange Act and is, therefore, unenforceable.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company (formerly known as Corporate Stock Transfer, Inc.), 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado 80209.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any future debt securities we may offer under this prospectus, the applicable prospectus supplement or free writing prospectus will describe the specific terms of any debt securities offered through that prospectus supplement or free writing prospectus. The terms of any debt securities we offer under a prospectus supplement or free writing prospectus may differ from the terms we describe below. Unless the context requires otherwise, whenever we refer to the “indentures,” we are also referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue any senior debt securities under the senior indenture that we will enter into with the trustee named in the senior indenture. We will issue any subordinated debt securities under the subordinated indenture that we will enter into with the trustee named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The indentures will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We use the term “trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplement or free writing prospectus and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete applicable indenture that contains the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

We will describe in the applicable prospectus supplement or free writing prospectus the terms of the series of debt securities being offered, including:

•	the title;
•	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;
•	any limit on the amount that may be issued;
•	whether or not we will issue the series of debt securities in global form, and, if so, the terms and who the depository will be;
•	the maturity date;
•

whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•

the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;
•	the terms of the subordination of any series of subordinated debt;
•	the place where payments will be payable;
•	restrictions on transfer, sale or other assignment, if any;
•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;
•

the date, if any, after which, the conditions upon which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•

the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option, to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	whether the indenture will restrict our ability or the ability of our subsidiaries, if any at such time, to:
•	incur additional indebtedness;
•	issue additional securities;
•	create liens;
•	pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiaries;
•	redeem capital stock;
•	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;
•	make investments or other restricted payments;
•	sell or otherwise dispose of assets;
•	enter into sale-leaseback transactions;
•	engage in transactions with stockholders or affiliates;
•	issue or sell stock of our subsidiaries; or
•	effect a consolidation or merger;
•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;
•	a discussion of certain material or special United States federal income tax considerations applicable to the debt securities;
•	information describing any book-entry features;

•	provisions for a sinking fund purchase or other analogous fund, if any;
•	the applicability of the provisions in the indenture on discharge;
•

whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;
•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and
•

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement or free writing prospectus the terms on which a series of debt securities may be convertible into or exchangeable for our common stock, our preferred stock or other securities (including securities of a third-party). We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock, our preferred stock or other securities (including securities of a third-party) that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, the indentures will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for other securities of ours or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended;
•	if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable at maturity, upon redemption or repurchase or otherwise, and the time for payment has not been extended;
•

if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for

90 days after we receive notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and
•	if specified events of bankruptcy, insolvency or reorganization occur.

We will describe in each applicable prospectus supplement or free writing prospectus any additional events of default relating to the relevant series of debt securities.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the unpaid principal, premium, if any, and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity or security satisfactory to it against any loss, liability or expense. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and
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subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;
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the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the trustee or security satisfactory to it against any loss, liability or expense or to be incurred in compliance with instituting the proceeding as trustee; and

•

the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities, or other defaults that may be specified in the applicable prospectus supplement or free writing prospectus.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

Subject to the terms of the indenture for any series of debt securities that we may issue, we and the trustee may change an indenture without the consent of any holders with respect to the following specific matters:

•	to fix any ambiguity, defect or inconsistency in the indenture;
•	to comply with the provisions described above under “—Consolidation, Merger or Sale;”
•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;
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to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•

to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under “Description of Our Debt Securities—General,” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;
•	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;
•

to add to our covenants such new covenants, restrictions, conditions or provisions for the benefit of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred to us in the indenture; or

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, subject to the terms of the indenture for any series of debt securities that we may issue or as otherwise provided in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the stated maturity of the series of debt securities;
•	reducing the principal amount, reducing the rate of or extending the time of payment of interest or reducing any premium payable upon the redemption or repurchase of any debt securities; or
•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that, subject to the terms of the indenture and any limitation otherwise provided in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	register the transfer or exchange of debt securities of the series;
•	replace stolen, lost or mutilated debt securities of the series;
•	maintain paying agencies;
•	hold monies for payment in trust;
•	recover excess money held by the trustee;
•	compensate and indemnify the trustee; and
•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement or free writing prospectus, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depository named by us and identified in a prospectus supplement or free writing prospectus with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement or free writing prospectus, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement or free writing prospectus, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement or free writing prospectus the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series. If we elect to redeem the debt securities of any series, we will not be required to:

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issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.

Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement or free writing prospectus any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Ranking of Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement or free writing prospectus. The subordinated indenture does not limit the amount of subordinated debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

The senior debt securities will rank equally in right of payment to all our other senior unsecured debt. The senior indenture does not limit the amount of senior debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock in one or more series. We may issue warrants independently or together with common stock, and the warrants may be attached to or separate from these securities. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:

•	the offering price and aggregate number of warrants offered;
•	the currency for which the warrants may be purchased;
•	if applicable, the designation and terms of the securities with which the warrants are issued, and the number of warrants issued with each such security or each principal amount of such security;
•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;
•	the number of shares of common stock purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;
•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;
•	the terms of any rights to redeem or call the warrants;
•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•	the dates on which the right to exercise the warrants will commence and expire;
•	the manner in which the warrant agreements and warrants may be modified;

•	a discussion of any material or special United States federal income tax consequences of holding or exercising the warrants;
•	the terms of the securities issuable upon exercise of the warrants; and
•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF UNITS

We may issue, in one or more series, units consisting of common stock and/or warrants for the purchase of common stock in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The units may be issued under unit agreements to be entered into between us and a unit agent, as detailed in the prospectus supplement relating to the units being offered. The prospectus supplement will describe:

•

the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;
•	a description of the provisions for the payment, settlement, transfer or exchange of the units; and
•	whether the units if issued as a separate security will be issued in fully registered or global form.

While the terms summarized above will apply generally to any units that we may offer, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described above. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, any form of unit agreement, including any related agreements or certificates, that describes the terms of the particular series of units we are offering before the issuance of the related series of units. The material provisions of the units and any unit agreements are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and related agreements and certificates applicable to the particular series of units that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete unit agreements and related agreements and certificates that contain the terms of the units.

LEGAL MATTERS

Certain legal matters with respect to the validity of the issuance of the securities offered hereby will be passed upon by our counsel, Squire Patton Boggs (US) LLP.

EXPERTS

The audited financial statements for the fiscal year ended December 31, 2018 incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Plante & Moran PLLC, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The 2019 financial statements appearing in the Annual Report on Form 10-K of Ampio Pharmaceuticals, Inc. for the year ended December 31, 2019, and the effectiveness of internal control over financial reporting as of December 31, 2019, of Ampio Pharmaceuticals, Inc. have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in its report (which report expresses an unqualified opinion and includes explanatory paragraphs related to going concern uncertainty and the adoption of a new accounting standard), which are incorporated herein by reference. Such consolidated statements have been so incorporated in reliance upon the report of such firm and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statement, and other information regarding issuers that file electronically with the SEC, which are available at the SEC’s website at http://www.sec.gov.

This prospectus is part of a registration statement on Form S‑3 that we have filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document.

You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the public reference room or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

We also maintain a website at www.ampiopharma.com, through which you can access our SEC filings. The information set forth on our website is not part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC. This permits us to disclose important information to you by referring to these filed documents. Any information referred to in this way is considered part of this prospectus. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.  This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete, and each statement is qualified in all respects by that reference. We incorporate by reference the following documents that have been filed with the SEC (other than information furnished under Item 2.02 or Item 7.01 of Form 8‑K and all exhibits related to such items):

•	our Annual Report on Form 10K for the year ended December 31, 2019, as filed with the SEC on February 21, 2020;‑
•	our Current Reports on Form 8‑K, as filed with the SEC on February 20, 2020 and March 24, 2020; and
•

the description of our Common Stock in our registration statement on Form 8A, as filed with the SEC on May 17, 2011, including any amendment or reports filed for the purpose of updating this description.‑

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus modifies or replaces such information. We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8‑K and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the securities made by this prospectus, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will provide, upon written or oral request, without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of any or all of the information incorporated herein by reference (exclusive of exhibits to such documents unless such exhibits are specifically incorporated by reference herein). You may request in writing or orally a copy of these filings, at no cost, by writing or telephoning us at the following address:

Ampio Pharmaceuticals, Inc.

373 Inverness Parkway, Suite 200

Englewood, Colorado 80112

(720) 437‑6500

Attn: Investor Relations

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS (Subject to Completion)	Dated [___], 2020

Up to $50,000,000

Common Stock

Ampio Pharmaceuticals, Inc.

________________________________________________________________

We have entered into a sales agreement (the “Sales Agreement”) with ThinkEquity, a division of Fordham Financial Management, Inc. (“ThinkEquity”) and Roth Capital Partners, LLC (“Roth,” and ThinkEquity collectively the “Sales Agents”) relating to shares of our common stock, $0.0001 par value per share, offered by this prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell shares of our common stock from time to time up to an aggregate offering price of $50,000,000 through or to the Sales Agents, acting as sales agents or principals. Prior to the date of this Prospectus, $2.1 million of shares of our common stock were sold pursuant to the Sales Agreement. All of such shares of common stock were included in our prior registration statement on Form S-3 (Registration No. 333-217094).

Upon our delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, each Sales Agent may sell shares of the common stock by methods deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Sales Agents will use their commercially reasonable efforts consistent with their normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the New York Stock Exchange American market. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

We will pay the Sales Agents a total commission for their services in acting as agents in the sale of common stock equal to 4.0% of the gross sales price per share of all shares sold through them as agents under the Sales Agreement. See “Plan of Distribution” for information relating to certain expenses of the Sales Agents to be reimbursed by us.

In connection with the sale of common stock on our behalf, the Sales Agents will be deemed to be “underwriters” within the meaning of the Securities Act and the compensation to the Sales Agents will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Sales Agents with respect to certain liabilities, including liabilities under the Securities Act.

Our common stock is listed on the New York Stock Exchange American market under the symbol “AMPE.” The last sale price of our common stock on April 13, 2020, as reported by the New York Stock Exchange American market, was $0.50 per share.

We are a smaller reporting company under Rule 405 of the Securities Act and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus, the documents incorporated by reference herein and future filings.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 8 of this prospectus, as well as the information under the caption “Risk Factors” in our Annual Report on Form 10‑K for the year ended December 31, 2019 and in the other documents incorporated by reference into this prospectus for a discussion of the factors you should carefully consider before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

ThinkEquity	Roth Capital Partners
a division of Fordham Financial Management, Inc.

Prospectus dated            , 2020.

Prospectus

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement on Form S‑3 that we filed with the Securities and Exchange Commission, or SEC. Under the shelf registration process, we may offer shares of our common stock having an aggregate offering price of up to $50,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of the offering.

Before buying any shares of our common stock offered hereby, we urge you to carefully read this prospectus, together with the information incorporated herein by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” These documents contain important information that you should consider when making your investment decision.

You should rely only on the information contained or incorporated herein by reference in this prospectus. We have not authorized any other person to provide you with any information that is different. If anyone provides you with different, additional or inconsistent information, you should not rely on it.

If the description of the offering varies between this prospectus and the documents incorporated by reference, you should rely on the information contained in this prospectus. However, if any statement in this prospectus is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference — the statement in the document having the later date modifies or supersedes the earlier statement.

We are offering to sell our securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of the securities in certain jurisdictions may be restricted by law. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the prospectus was made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We obtained statistical data, market data and other industry data, and forecasts used in this prospectus and the documents incorporated by reference into the prospectus from market research, publicly available information and industry publications. Industry publications generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy and completeness of the information. Similarly, while we believe that the statistical data, market data and other industry data and forecasts used herein are reliable, we have not independently verified the data, and we do not make any representation as to the accuracy of the information.

All references in this prospectus to “Ampio,” “Ampio Pharmaceuticals Inc.,” the “Company,” “we,” “us,” “our” or similar references refer to Ampio Pharmaceuticals, Inc., except where the context otherwise requires or as otherwise indicated.

AMPIO (and design), our logo design and AMPION are our registered trademarks. This prospectus also contains trademarks, registered marks and trade names of other companies. Any other trademarks, registered marks and trade names appearing in this prospectus are the property of their respective holders.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in these documents contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. All statements other than statements of historical facts contained in this

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prospectus, including statements regarding our anticipated future clinical and regulatory events, future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. Forward looking statements are generally written in the future tense and/or are preceded by words such as “may,” “will,” “should,” “forecast,” “could,” “expect,” “suggest,” “believe,” “estimate,” “continue,” “anticipate,” “intend,” “plan” or similar words, or the negatives of such terms or other variations on such terms or comparable terminology. Such forward-looking statements include, without limitation, statements regarding the anticipated start dates, durations and completion dates, as well as the potential future results, of our current and future clinical trials, the designs of our current and future clinical trials, anticipated future regulatory submissions and events, regulatory responses or other actions in relation to our submissions, applications and proposals, the potential future commercialization of our product candidate, Ampion, our anticipated future cash position and future events under our current and potential future collaborations. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including without limitation the risks described in the “Risk Factors” section in this prospectus.

These risks are not exhaustive. Other sections of this prospectus include additional factors that could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. We assume no obligation to update or supplement forward-looking statements.

All written and verbal forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We caution investors not to rely too heavily on the forward-looking statements we make or that are made on our behalf. We undertake no obligation, and specifically decline any obligation, to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read together with, the more detailed information and financial statements and related notes thereto appearing elsewhere or incorporated by reference in this prospectus. Before you decide to invest in our common stock, you should read the entire prospectus carefully, including the risk factors and the financial statements and related notes incorporated by reference in this prospectus.

About Ampio Pharmaceuticals, Inc.

Overview

We are a pre-revenue development stage biopharmaceutical company focused on the development of Ampion, our lead product candidate, to treat prevalent inflammatory conditions for which there are limited treatment options.

Ampion is in the process of advancing through late-stage clinical trials in the United States. The U.S. Food and Drug Administration (“FDA”) provided guidance that we should complete a trial of severe osteoarthritis of the knee (“OAK”) patients with concurrent controls that would be carried out under an Special Protocol Assessment (“SPA”).  An SPA is a process in which sponsors may ask to meet with the FDA to reach agreement with the FDA on the design and size of certain clinical trials to determine if they adequately address scientific and regulatory requirements for a study that could support regulatory submission.

In June 2019, we received an SPA agreement from the FDA and commenced our Phase III clinical trial titled, “A Randomized, Controlled, Double-Blind Study to Evaluate the Efficacy and Safety of an Intra-Articular Injection of Ampion in Adults with Pain Due to Severe Osteoarthritis of the Knee” (the “AP‑013 study”).

In late March 2020, we announced the closing of patient enrollment in our AP-013 study at the recommendation of our SMC and due to extenuating circumstances relating to severe acute respiratory syndrome coronavirus 2 (“COVID-19”), which is further explained below, to minimize the risk to study participants.    Recognizing these challenges, we are exploring options to enable us to complete the study, but it is possible that the COVID-19 pandemic may prevent completion of the AP-013 study at this time or completely.

In late March 2020, we also announced that we are concurrently focusing on investigating the potential use of nebulized Ampion for the treatment of a serious complication of COVID-19, the rapid onset of respiratory failure, termed Acute Respiratory Distress Syndrome (“ARDS”). Based on Ampion’s immunomodulatory and anti-inflammatory action, we believe that it may help individuals with widespread inflammation in the lungs and that treatment with Ampion may reduce this serious complication of COVID-19.

AMPION

Ampion for Osteoarthritis

We have developed a novel biologic drug, Ampion, containing a  blood-derived cyclized peptide and small molecules that target multiple pathways in the innate immune response and other pathways that are characteristic of OAK disease. Ampion targets the cellular pathways in the innate immune response correlated with pain, inflammation, and joint damage in osteoarthritis. In vitro studies have shown that Ampion represses the transcription of proteins responsible for inflammation, while activating anti-inflammatory proteins. Ampion has also been shown in vitro to regulate the cellular pathways responsible for tissue growth and healing. We believe that this mechanism of action interrupts the disease process responsible for the pain and disability associated with OAK and provides market expansion potential as a disease modifying biologic and may provide a treatment option for other inflammatory and degenerative indications.

We are currently developing Ampion as an intra-articular injection to treat the signs and symptoms of severe OAK, which is a growing epidemic in the United States. OAK is a progressive disease characterized by gradual degradation and loss of cartilage due to inflammation of the soft tissue and bony structures of the knee joint. Progression of the most severe form of OAK leaves patients with little to no treatment options other than a total knee arthroplasty. The FDA has

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stated that severe OAK is an “unmet medical need” with no licensed therapies for this indication. While we believe that Ampion could treat this “unmet medical need”, our ability to market this product is subject to FDA approval.

Market Opportunity for Osteoarthritis

Osteoarthritis (“OA”), is the most common form of arthritis, affecting over 30 million people in the United States. It is a progressive and incurable disease of the joints involving degradation of the intra-articular cartilage, joint lining, ligaments, and bone. Certain risk factors in conjunction with natural wear and tear lead to the breakdown of cartilage. Osteoarthritis is caused by inflammation of the soft tissue and bony structures of the joint, which worsens over time and leads to progressive thinning of intra-articular cartilage. Other progressive effects include narrowing of the joint space, synovial membrane thickening, osteophyte formation and increased density of the subchondral bone. The global market size for treatments that currently address moderate to moderately severe OAK was valued at approximately $3.6 billion in 2018 and is expected to grow with a compound annual growth rate of 9.11% through 2026.  The global demand for OAK treatment is expected to be fueled by aging demographics and increased awareness of treatment options. Despite the size and growth of the OAK market, only a few treatment options currently exist, with none labeled specifically for the severely diseased patient population.

Ampion Development for Osteoarthritis

Since our inception, we have conducted multiple clinical trials and have advanced through late-stage clinical trials in the United States, initially under the guidance of the FDA’s Office of Blood Research and Review (“OBRR”) and most recently under the guidance of the FDA’s Office of Tissues and Advanced Therapies (“OTAT”).

Study AP‑003‑A was a multicenter, randomized, double-blind trial of 329 patients who were randomized 1:1 to receive Ampion or saline control via intra-articular injection. The study showed a statistically significant reduction in pain compared to the control, with an average of greater than 40% reduction in pain from baseline at 12 weeks with Ampion treatment. Patients who received Ampion also showed a significant improvement in function and quality of life compared to patients who received the saline control at 12 weeks. Quality of life was assessed using Patient Global Assessment. Furthermore, the trial included severely diseased patients, defined radiographically as Kellgren Lawrence Grade 4 (“KL 4”). From this patient population, those patients who received Ampion had a significantly greater reduction in pain than those who received the saline control. Ampion was well tolerated with minimal adverse events reported across the Ampion and saline groups in the study. There were no drug-related serious adverse events.

In 2018, the FDA reiterated and confirmed that our successful pivotal Phase III clinical trial, AP‑003‑A, was adequate and well-controlled, provided evidence of the effectiveness of Ampion and can contribute to the substantial evidence of effectiveness necessary for the approval of a BLA. The FDA provided guidance that we should complete an additional trial of KL 4 severe OAK patients with concurrent controls that would be carried out under a SPA so that we could obtain FDA concurrence on the trial design prior to initiation of the trial.

As noted above, we received a SPA agreement in June 2019 from the FDA for a clinical protocol for the AP‑013 study. The SPA agreement for the AP‑013 study finalized patient enrollment at 1,034 patients, with a sample size assessment at an interim analysis of 724 patients to allow an adjustment up to 1,551 patients if deemed necessary. In the SPA agreement, the FDA agreed that the design and planned analysis of the AP‑013 study adequately addressed the objectives necessary to support a regulatory submission. According to the FDA’s guidance for industry regarding SPAs (published in April 2018), an SPA documents the FDA’s agreement that the design and planned analysis of a study can address objectives in support of a regulatory submission, however final determinations for marketing application approval are made after a complete review of the marketing application and are based on the entire data in the application. Following the receipt of the SPA agreement, we initiated the AP‑013 study, identified and engaged clinical sites for the trial, and initiated dosing of patients at those sites. As of December 31, 2019, we completed the enrollment and dosing of 724 patients required from the interim analysis sample size assessment.

In March 2020, the World Health Organization declared the COVID-19 outbreak a pandemic.  The Centers for Disease Control and Prevention (“CDC”) projects that COVID-19 deaths in the U.S. may eventually number in the hundreds of thousands, and potentially in the millions. The AP-013 study population is comprised of elderly patients with an average

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age of 65 years old and a maximum age of 87 years, and the CDC have indicated that older adults, 65 years and older, are at higher risk for severe illness during the current COVID-19 pandemic. This guidance from the CDC indicates the AP-013 study population is the highest risk demographic for developing severe illness during the current COVID-19 pandemic. In March 2020, the FDA acknowledged the impact of COVID-19 on clinical trials in a published guidance, “FDA Guidance on Conduct of Clinical Trials of Medical Products during the COVID-19 Pandemic”, which outlines the Agency’s recommendations for ensuring trial participant safety and adherence to good clinical practice (“GCP”) guidelines and protocol requirements for trials during the outbreak. In concurrence with the FDA guidance, the Safety Monitoring Committee (“SMC”) for the AP-013 study recognized the impact of COVID-19 on the clinical trial.  Therefore, in late March 2020, we announced the closing of patient enrollment in our AP-013 study at the recommendation of our SMC and due to extenuating circumstances relating to COVID-19 virus to minimize the risk to study participants.  Recognizing these challenges, we are exploring options to enable us to complete the trial, but it is possible that the COVID-19 pandemic may prevent completion of the AP-013 study at this time or at all.

Ampion for Acute Respiratory Distress Syndrome secondary to COVID-19 infection

At the time of this filing, the pandemic has resulted in over 2 million cases and approximately 140,000 deaths worldwide that continues to grow exponentially, demonstrating the urgency of situation. COVID-19 infection is an acute respiratory illness caused by a novel coronavirus (SARS-COV-2). The CDC has estimated that approximately 20% of patients with COVID-19 will progress to severe disease. Complications of severe COVID-19 infection include ARDS, pneumonia, sepsis and septic shock, cardiomyopathy and arrhythmia, acute kidney injury, and prolonged hospitalization for other complications (e.g. secondary bacterial infection). The primary cause of death associated with COVID-19 infection is ARDS, and, as of the date of this filing, there are no approved treatments for ARDS or COVID-19 infection.

An article published in peer-reviewed journal, The Journal of the American Medical Association (“JAMA”), by Bellani et al. in February 2016 titled, ‘Epidemiology, Patterns of Care, and Mortality for Patients With Acute Respiratory Distress Syndrome in Intensive Care Units in 50 Countries’, indicates that under normal circumstances, there is approximately a 40% mortality rate for patients with ARDS. COVID-19 is newly emerging, and there is little published research on mortality in this subset of patients; however, we believe that ARDS secondary to COVID-19 infection may prove to be more lethal than ARDS due to other causes. A study of 191 patients in Wuhan, China reported that 50 of the 54 patients with COVID-19 who died during their hospitalization developed ARDS, while only nine of the 137 survivors developed ARDS. This study, published in The Lancet by Zhou et al. in March 2020 demonstrates an 85% (50/59) case mortality rate of ARDS secondary to COVID-19 infection, which is more than double the mortality rate observed without COVID-19 infection.

During the pandemic, the CDC reports that as many as 20,000 new COVID-19 cases have been reported daily in the US, and the daily reported cases continue to grow exponentially. The CDC has reported that among all patients with a COVID-19 infection, between 3%-17% develop ARDS, but that percentage increases to 67%-85% for patients admitted to an intensive care unit (“ICU”). An article published in The New England Journal of Medicine in March 2020 states that based on the size and scope of COVID-19 pandemic, the disease burden on healthcare facilities and hospitals is expected to be severe, and estimates of material requirements for the treatment of COVID-19 patients indicate the US is likely to experience widespread shortages of critical standard of care items such as ventilators throughout much of 2020. We believe that it is imperative that effective treatments are identified and developed to address the full spectrum of clinical features of ARDS secondary to COVID-19 infection. For instance, it has been reported that treatments that reduce required time on ventilation would free up equipment and staff resources and allow additional COVID-19 infected patients access to critical and potentially life-saving care. As an immunomodulatory agent, we believe that Ampion may be effective in improving the clinical course and outcome of COVID-19 patients experiencing ARDS.

Market Opportunity for ARDS

ARDS secondary to COVID-19 infection is a life-threatening disease for which no FDA-approved treatment exists as of the date of this filing. Current available treatment is limited to supportive interventions designed to improve ventilation and mitigate hypoxemia. Alternative/off-label treatments for COVID-19 include antiviral agents and convalescent plasma infusion. Alternative/off-label treatments often considered for ARDS include corticosteroids and neuromuscular blocking agents. We believe that identifying a treatment for ARDS that could improve the clinical course of ARDS,

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including but not limited to, gas exchange ratios, reduction of time on ventilators, and shortening the duration of the condition would greatly benefit this patient population and may help reduce overall mortality due to ARDS secondary to COVID-19.

Ampion Development for ARDS

As reported in The Lancet in February 2020 by Huang et al., patients with coronavirus infection, including COVID-19, present symptoms which are primarily fever, fatigue, and dry cough. In some cases, the disease progresses to severe illness, dyspnea, and hypoxemia within one week after onset of the disease. These patients with severe illness develop ARDS requiring intensive care, oxygen therapy, and ventilation. ARDS is an inflammatory process, and when secondary to COVID-19, the inflammatory response is exaggerated after being triggered by the initial viral infection.

During ARDS, including ARDS secondary to COVID-19, the activation of the innate immune system leads to a dysregulated or ‘hyper-inflammatory’ response, resulting in the excess release of innate pro-inflammatory cytokines by alveolar macrophages and neutrophils as part of a “cytokine storm”. In humans, the severity of ARDS is closely related to increased serum levels of pro-inflammatory cytokines accompanied by a corresponding decrease in anti-inflammatory cytokines. These findings have been published in Cell Host and Microbe in February 2016 by Channappanavar et al. and in The International Journal of Clinical and Experimental Pathology in January 2017 by Yang et al.

Ampion is in development as a novel biologic drug that regulates multiple therapeutic targets in the innate immune system responsible for the inflammation, tissue damage, and pathogenesis associated with dysregulated immune disorders, such as ARDS. Development of Ampion supports a mechanism of action as an immunological agent which decreases the production of physiological mediators (e.g., cytokines and chemokines) responsible for inflammation and tissue damage, while simultaneously promoting the production of those mediators required for resolving inflammation and tissue repair. One of the most common and problematic clinical features of ARDS is pulmonary edema, which causes hypoxemia and may result in death. Cellular models treated with Ampion indicate treatment enhances microvascular barrier function in the lung to protect this facet of ARDS. Ampio is currently working with the FDA to receive authorization to develop Ampion as a potential treatment for ARDS secondary to COVID-19 infection.

Ampion Manufacturing Facility

In May 2014, we commenced a 125‑month lease of a multi-purpose facility containing approximately 19,000 square feet. This facility includes quality control and research laboratories, our corporate offices and approximately 3,000 square feet of modular clean rooms to manufacture Ampion.

Since the manufacturing site has been operational, we have implemented a quality system for both U.S. and E.U. (“European Union”) regulatory compliance, validated the facility for human-use products, produced Ampion and placebo for use in the inception-to-date clinical trials, and produced approximately 200,000 vials of Ampion without a sterility failure.

The manufacturing facility utilizes automated equipment with single use line sets and modular clean rooms designed to maximize flexibility and scalability while meeting international quality standards to fulfill potential future global demand. We believe that the Ampion manufacturing process delivers a competitive cost of goods that is significantly lower than the industry benchmark. Additionally, we estimate that the maximum capacity for this turnkey facility is approximately 8.0 million vials per year. During fiscal 2019, we engaged an independent third-party to conduct a quality audit of the Ampion manufacturing facility, which confirmed that our facility is expected to meet the requirements of an FDA inspection for the CMC section of a BLA filing.

Corporate Information

We are a Delaware corporation. Our principal offices are located at 373 Inverness Parkway, Suite 200, Englewood, Colorado 80112, and our telephone number is (720) 437‑6500. Our website address is www.ampiopharma.com. Our website and the information contained on, or that can be accessed through, our website shall not be deemed to be

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incorporated by reference in, and are not considered part of, this prospectus and our reference to the URL for our website is intended to be an inactive textual reference only. You should not rely on any such information in making your decision whether to purchase our common stock.

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THE OFFERING

The following summary contains basic information about this offering. The summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus.

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $50,000,000.

Common stock to be outstanding after this offering

Up to 96,630,244 shares, assuming sales at a price of $0.50 per share, which was the closing price of our common stock on the New York Stock Exchange American market on April 13,  2020. The actual number of shares issued, if any, will vary depending on the sales price under this offering.

Plan of Distribution	“At the market offering” that may be made from time to time through or to the Sales Agents, as sales agents or principals. See the section titled “Plan of Distribution.”

Use of proceeds	We intend to use the net proceeds from this offering for working capital and other general corporate purposes. See the section titled “Use of Proceeds.”

Risk Factors

You should read the “Risk Factors” section of this prospectus and in the documents incorporated by reference in this prospectus for a discussion of factors to consider before deciding to purchase shares of our common stock.

The New York Stock Exchange American symbol	AMPE

The number of shares of common stock that will be outstanding immediately after this offering as shown above is based on 162,950,231 shares of common stock outstanding as of April 13, 2020, and excludes, in each case as of April 13, 2020:

•	7,116,524 shares of our common stock issuable upon the exercise of outstanding warrants;
•

6,239,832 shares of our common stock issuable upon the exercise of outstanding options under the 2010 Stock and Incentive Plan (the “2010 Plan”) and the 2019 Stock and Incentive Plan (the “2019 Plan”), collectively; and

•	9,516,500 shares of our common stock reserved for issuance under the 2019 Plan.

Unless otherwise indicated, all information in this prospectus assumes no conversion of preferred stock, exercise of the outstanding options or warrants or settlement of outstanding restricted stock units, described above.

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RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described under “Risk Factors” in our most recent Annual Report on Form 10‑K, as such risks may be amended, updated or modified periodically in our reports filed with the SEC, and all of the other information contained in this prospectus, and incorporated by reference into this prospectus, including our financial statements and related notes, before investing in our common stock. If any of the possible adverse events described below or in those sections actually occur, our business, business prospects, cash flow, results of operations or financial condition could be harmed, the trading price of our common stock could decline, and you might lose all or part of your investment in our common stock. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our operations and results.

Risks Related to This Offering and Our Common Stock

An active trading market for our common stock may not develop or be sustained and investors may not be able to resell their shares at or above the price at which they purchased them.

An active trading market for our shares may never develop or be sustained. In the absence of an active trading market for our common stock, investors may not be able to sell their common stock at or above the price they paid or at the time that they would like to sell. In addition, an inactive market may impair our ability to raise capital by selling shares and may impair our ability to acquire other companies or technologies by using our shares as consideration, which, in turn, could harm our business.

The trading price of the shares of our common stock has been and is likely to continue to be highly volatile, and purchasers of our common stock could incur substantial losses.

Our stock price has been and will likely continue to be volatile for the foreseeable future. The stock market in general and the market for biotechnology companies in particular have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. In addition, recently the stock market has on an overall basis dropped and the price of our stock has lessened along with it, moving from a high of $0.74 per share on January 23, 2020 to a low of $0.36 per share on March 25, 2020 due to the continued worldwide spread of COVID-19. As a result of this volatility, investors may not be able to sell their common stock at or above the price they paid.

In addition, in the past, stockholders have initiated class action lawsuits against biotechnology and pharmaceutical companies including us following periods of volatility in the market prices of these companies’ and our stock. Such litigation, including the litigation that is currently instituted against us and certain of our officers and directors and any litigation that may be instituted against us, our officers and/or our directors in the future, could cause us to incur substantial costs and divert management’s attention and resources, which could have a material adverse effect on our business, financial condition and results of operations.

Our business, financial condition and results of operations may be materially adversely affected by global health epidemics and pandemics, including the recent COVID-19 pandemic.

Outbreaks of epidemic, pandemic, or contagious diseases such as the novel strain of a virus named SARS-CoV-2 (severe acute respiratory syndrome coronavirus 2), or coronavirus, which causes novel coronavirus disease 2019, or COVID-19, that was reported to have surfaced in Wuhan, China in December 2019 and has reached multiple other regions and countries, including the United States and, more specifically, Englewood, Colorado, where our primary office is located  COVID-19, could have an adverse effect on our business, financial condition, and results of operations. The spread of COVID-19 from China to other countries has resulted in the World Health Organization declaring the outbreak of COVID-19 as a global pandemic. Since the COVID-19 outbreak in early January 2020, both domestic and international stock markets have reflected significant volatility as a result of the near and long-term uncertainty associated with the near shut down of the domestic and global economy.

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If COVID-19 progresses in ways that further disrupts or causes us to close our AP‑013 study, or otherwise disrupts our operations, such disruption may have an adverse material impact on our operating results for 2020 and possible subsequent periods. The continued spread of COVID-19 has significantly limited our current productivity of our AP‑013 study, by limiting clinical resources available and preventing our ability to conduct in-person follow-on visits with patients enrolled in the study.  These continued limitations will likely disrupt the timetable for completion of the study, which would delay the timetable for development of Ampion for treatment of moderate to severe OAK and likely result in a negatively affect, and may result in an adverse material impact, on our operating results, cash flow and business. Additionally, if the spread of COVID-19 negatively impacts our patients, employees, contingent workers, or contractors, or employees or contractors of our vendors, this may negatively affect our ability to perform the AP‑013 study, or any subsequent trial, review, or approval mandated by the FDA or any other regulatory body. A negative effect on our ability to perform regulatory studies, trials, reviews or approvals would likely delay our ability to commercialize our product, which in turn would have an adverse material impact on our business, financial condition and results of operations.

Any resulting financial impact cannot be reasonably estimated at this time. The extent to which COVID-19 impact our business including our operations, clinical trial, financial condition and results will depend on future developments, which are highly uncertain and cannot be predicted, and include the duration, severity, and scope of the pandemic and the actions taken by other parties, such as governmental authorities, to contain and treat COVID-19. Existing insurance coverage may not provide protection for all costs that may arise from all such possible events. We are still assessing our business operations and system supports and the impact of COVID-19 may have on our results and financial condition, but there can be no assurance that this analysis will enable us to avoid part or all of any impact from the spread of COVID-19 or its consequences, including downturns in business sentiment generally or in our sector in particular.

Our quarterly operating results may fluctuate significantly.

We expect that our operating results may be subject to substantial quarterly fluctuations. If our quarterly operating results fall below the expectations of investors or securities analysts, the price of our common stock could decline substantially. We believe that quarterly comparisons of our financial results are not necessarily meaningful and should not be relied upon as an indication of our future performance.

You will experience immediate and substantial dilution.

The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate of $50,000,000 of shares of our common stock are sold at the assumed offering price of $0.50 per share (the last reported sale price of our common stock on the New York Stock Exchange American market on April 13, 2020), and after deducting commissions and estimated aggregate offering expenses payable by us, you will experience immediate dilution of $0.29 per share, representing the difference between our as adjusted net tangible book value per share as of December 31, 2019 after giving effect to this offering and the assumed offering price. In addition, we are not restricted from issuing additional securities in the future, including shares of common stock, securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or substantially similar securities. The issuance of these securities may cause further dilution to our stockholders. The exercise of outstanding warrants, stock options and the vesting of outstanding restricted stock units may also result in further dilution of your investment. See the section entitled “Dilution” on page 15 below for a more detailed illustration of the dilution you may incur if you participate in this offering.

We may allocate our cash and cash equivalents, including the proceeds from this offering, in ways that you and other stockholders may not approve.

Our management has broad discretion in the application of our cash, cash equivalents and marketable securities, including the proceeds from this offering. Because of the number and variability of factors that will determine our use of our cash and cash equivalents, their ultimate use may vary substantially from their currently intended use. Our management might not apply our cash and cash equivalents in ways that ultimately increase the value of your investment. We expect to use our cash and cash equivalents to fund Ampion clinical trials, working capital and other general corporate purposes. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest our cash and cash equivalents in short-term, investment-grade, interest-bearing

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securities. These investments may not yield a favorable return to our stockholders. If we do not invest or apply our cash and cash equivalents, including the proceeds from this offering, in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

A substantial number of shares of our common stock could be sold into the public market in the near future, which could result in an adverse impact on our stock price.

Sales of substantial amounts of our common stock in the public market could reduce the prevailing market prices for our common stock. Substantially all of our outstanding common stock are eligible for sale as are common stock issuable under vested and exercisable stock options or warrants. If our existing stockholders sell a large number of shares of our common stock, or the public market perceives that existing stockholders might sell shares of common stock, the market price of our common stock could decline significantly. These sales might also make it more difficult for us to sell equity securities at a time and price that we deem appropriate.

If securities or industry analysts do not publish research or reports or publish unfavorable research or reports about our business, our stock price and trading volume could decline.

The trading market for our common stock will depend in part on the research and reports that securities or industry analysts publish about us, our business, our market or our competitors. We currently have limited research coverage by securities and industry analysts. If other securities or industry analysts do not commence coverage of our company, the trading price for our stock could be negatively impacted. If one or more of the analysts who covers us downgrades our stock, our stock price would likely decline. If one or more of these analysts ceases to cover us or fails to regularly publish reports on us, interest in our stock could decrease, which could cause our stock price or trading volume to decline.

We are defendants in securities and shareholder litigations and could be subject to additional litigations.

The company and certain of its officers and directors are currently defendants in pending shareholder derivative actions and/or putative class actions for violations of the federal securities laws.

On August 25, 2018, a purported stockholder of the Company commenced a putative class action lawsuit in the United States District Court for the Central District of California, captioned Shi v. Ampio Pharmaceuticals, Inc., et al., Case No. 18‑cv‑07476 (the “Securities Class Action”). Plaintiff in the Securities Class Action alleges that the Company and certain of its current and former officers violated the federal securities laws by misrepresenting and/or omitting material information regarding the AP‑003 Phase III clinical trial of Ampion. The plaintiff asserts claims under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Securities and Exchange Commission Rule 10b‑5, on behalf of a putative class of purchasers of the Company’s common stock from December 14, 2017 through August 7, 2018. Plaintiff in the Securities Class Action seeks unspecified damages, pre-judgment and post-judgment interest, and attorneys’ fees and costs. On September 27, 2019, the Court presiding over the Securities Class Action issued an order appointing a Lead Plaintiff and Lead Counsel, pursuant to the Private Securities Litigation Reform Act. Lead Plaintiff filed an amended complaint in late 2019. The Company filed a motion to dismiss the amended complaint on February 10, 2020. On March 26, 2020, Lead Plaintiff filed a brief in opposition to the Company’s motion to dismiss.  The Company has the right to file a reply.

On September 10, 2018, a purported stockholder of the Company brought a derivative action in the United States District Court for the Central District of California, captioned Cetrone v. Macaluso, et al., Case No. 18‑cv‑07855 (the “Cetrone Action”), alleging primarily that the directors and officers of Ampio breached their fiduciary duties in connection with alleged misstatements and omissions regarding the AP‑003 Phase III clinical trial of Ampion.

On October 5, 2018, a purported stockholder of the Company brought a derivative action in the United States District Court for the District of Colorado, Theise v. Macaluso, et al., Case No. 18‑cv‑02558 (the “Theise Action”), which closely parallels the allegations in the Cetrone Action. A second derivative action was filed in the United States District Court for the District of Colorado and was consolidated with the Theise Action under the caption In re: Ampio

12

Pharmaceuticals Inc. Stockholder Derivative Actions, Case No. 18‑cv‑02558. This consolidated action, and the Certrone Action in California, are stayed pending further developments in the Securities Class Action.

While we believe that all claims asserted above are without merit and we intend to defend these lawsuits vigorously. However, it is possible that additional actions will be filed in the future. The Company currently believes the likelihood of a loss contingency related to these matters is remote and given the fact of where the claims exist in the litigation process, the Company is not in the position to provide an estimate and/or range of potential loss.

It is not possible to predict the aggregate proceeds resulting from sales made under the Sales Agreement.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to each Sales Agent at any time throughout the term of the Sales Agreement. The number of shares that are sold through the Sales Agent, if any, after delivering a placement notice will fluctuate based on a number of factors, including the market price of our common stock during the sales period, the limits we set with the Sales Agent in any applicable placement notice, and the demand for our common stock during the sales period. Because the price per share of each share sold will fluctuate during the sales period, it is not currently possible to predict the aggregate proceeds to be raised in connection with those sales.

The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and number of shares sold in this offering. In addition, subject to the final determination by our board of directors, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

The proceeds from this offering, if any, and funds from other potential sources, along with our cash and cash equivalents, may not be sufficient to fund our operations for the near future and we may not be able to obtain additional financing.

As of December 31, 2019, we had $6.5 million of cash and cash equivalents.  We have projected that the utilization of the Sales Agreement, based on current market activity, will generate reliable liquidity to fund our operations into the first quarter of 2021.

Our future capital requirements will depend on and could increase significantly as a result of many factors including:

•

progress in and the costs of our clinical trials and research and development, including, but not limited to, unanticipated costs that may be incurred in connection with completion of our AP-013 study due to the impact of the COVID-19 pandemic on the study;

•	progress in and the costs of applying for regulatory approval for Ampion;
•	the costs of sustaining our corporate overhead requirements and hiring and retaining necessary personnel;
•	the scope, prioritization, and number of our research and development programs;
•	the achievement of milestones or occurrence of other developments that trigger payments under any collaboration agreements we obtain;
•	the extent to which we are obligated to reimburse, or entitled to reimbursement of, clinical trial costs under future collaboration agreements, if any;

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•	the costs involved in filing, prosecuting, enforcing, and defending patent claims and other intellectual property rights;
•	the costs of securing manufacturing arrangements for commercial production;
•	the costs of defending lawsuits and other claims by third parties or responding to various government agencies that we are required to report to or respond to inquiries from;
•

the costs associated with obtaining Directors and Officers (“D&O”) insurance, which may be higher due to our industry and due to our current shareholder litigation and government investigation concerning trading in our publicly listed securities; and

•

the likely increase in the future level of D&O policy retention amounts given the ongoing industry trend and our current experience with increased legal costs associated with our current litigation and government investigation.

Until we can generate ongoing operating profit on an ongoing and reliable basis, we expect to satisfy our future ongoing cash and liquidity needs through one or more of the following: (i) third-party collaboration arrangements, (ii) private or public sales of our securities, which we expect will include this “at-the-market offering”, or (iii) debt financings. We cannot be certain the amount of proceeds that will be generated from this offering or that additional funding and incremental working capital will be available to us on acceptable terms, if at all, or that it will exist in a timely and/or adequate manner to allow for the proper execution of our near and long-term business strategy. In addition, we anticipate that if additional funding through this or another offering is available, due to the recent decrease in our stock price, which occurred with the drop of the market around the spread of coronavirus, such funding may be highly dilutive to our stockholders and more than we may have previously anticipated. If sufficient funds are not available on terms and conditions acceptable to management and stockholders of the Company, we may be required to delay, reduce the scope of, or eliminate further development of Ampion and the planned filing of the BLA and/or substantially curtail or close our operations altogether.

Even if we obtain requisite financing, it may be on terms not favorable to us, it may be costly, and it may require us to agree to covenants or other provisions that will favor new investors over existing stockholders or other restrictions that may adversely affect our business. Additional funding, if obtained, may also result in significant dilution to our stockholders.

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USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of our securities offered hereby. Except as described in any free writing prospectus that we may authorize to be provided to you, we currently anticipate using the net proceeds, if any, from the sale of our securities offered hereby primarily for working capital, including the conduct of clinical trials, and other general corporate purposes. Further, from time to time we may evaluate acquisition opportunities and engage in related discussions with other companies. We do not currently have any intentions with respect to the acquisition of or investment in complementary businesses, products or technologies. As of the date hereof, the Company does not have any debt to service.

The amounts and timing of our use of the net proceeds from this offering, if any, will depend on a number of factors, such as the timing and progress of our research and development efforts, the timing and progress of any partnering and collaboration efforts and technological advances. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, our management will have broad discretion in the timing and application of these proceeds. Pending use of the proceeds as described above, we intend to invest the proceeds in eligible investments as further defined by our investment policy which reflects the following categories of investments from entities which have “investment grade” credit ratings or better: (i) U.S. Treasury Bills, Notes and Bonds, (ii) Money Market Funds and (iii) Certificate of Deposits.

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DIVIDEND POLICY

We have never declared or paid cash dividends on our common stock. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination to declare cash dividends will be made at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors may deem relevant.

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DILUTION

If you invest in this offering, your ownership interest will be immediately diluted to the extent of the difference between the public offering price per share and the as adjusted net tangible book value per share after giving effect to this offering. We calculate net tangible book value per share by dividing the net tangible book value, which is the total tangible assets less total liabilities, by the number of outstanding shares of our common stock. Dilution represents the difference between the portion of the amount per share paid by purchasers of shares in this offering and the as adjusted net tangible book value per share of our common stock immediately after giving effect to this offering. Our net tangible book value as of December 31, 2019 was approximately $6.4 million, or $0.04 per share.

After giving effect to the sale of our common stock during the term of the Sales Agreement with the Sales Agents in the aggregate amount of $50,000,000 at an assumed offering price of $0.50 per share, the last reported sale price of our common stock on the New York Stock Exchange American market on April 13, 2020, and after deducting commissions and estimated aggregate offering expenses payable by us, on an as-adjusted pro forma basis assuming 158,644,757 outstanding common shares, consisting of shares outstanding as of December 31, 2019, our net tangible book value as of December 31, 2019 would have been approximately $54.2 million, or approximately $0.21 per share of common stock. This represents an immediate increase in the net tangible book value of approximately $0.17 per share to our existing stockholders and an immediate dilution in net tangible book value of approximately $0.29 per share to new investors.

The following table illustrates this per share dilution based on shares outstanding as of December 31, 2019:

Assumed public offering price per share		$0.50
Historical net tangible book value per share as of December 31, 2020	$0.04
Increase in net tangible book value per share after this offering	$0.17
As-Adjusted Net tangible book value per share as of December 31, 2020 after this offering		$0.21
Dilution per share to investors participating in this offering		$0.29

The above discussion and tables exclude:

•	7,116,524 shares of our common stock issuable upon the exercise of outstanding warrants as of December 31, 2019;
•	6,000,332 shares of our common stock issuable upon the exercise of outstanding options under the 2010 Plan and 2019 Plan, collectively, as of December 31, 2019;
•	9,856,000 shares of our common stock reserved for issuance under the 2019 Plan as of December 31, 2019;
•	136,236 shares of our common stock issued under the 2019 Plan after December 31, 2019; and
•	4,169,238 shares of our common stock issued and sold following December 31, 2019 pursuant to the Sales Agreement.

To the extent that any of the above listed options or warrants are exercised, new options are issued under our 2019 Plan and subsequently exercised or we issue additional shares of common stock or securities convertible and exercisable into shares of common stock in the future, there will be further dilution to investors participating in this offering.

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PLAN OF DISTRIBUTION

We entered into a Sales Agreement with the Sales Agents under which we may issue and sell from time to time up to $50,000,000 of our common stock through or to the Sales Agents as sales agents or principals. The Sales Agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part. Sales of the common stock, if any, will be made at market prices by methods deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act.

Upon delivery of a placement notice, the Sales Agent receiving the notice may offer the common stock subject to the terms and conditions of the Sales Agreement on a daily basis or as otherwise agreed upon by us and the Sales Agent. We will designate the maximum amount of common stock to be sold through the Sales Agent on a daily basis or otherwise determine such maximum amount together with the Sales Agent. Subject to the terms and conditions of the Sales Agreement, each Sales Agent will use its commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us. We may instruct a Sales Agent not to sell common stock if the sales cannot be effected at or above the price designated by us in any such instruction. We or a Sales Agent may suspend the offering of the common stock being made through the Sales Agent under the Sales Agreement upon proper notice to the other party and subject to other conditions.

We will pay the Sales Agents commissions, in cash, for their services in acting as agents in the sale of our common stock. The aggregate compensation payable to the Sales Agents shall be equal to 4% of the gross sales price per share of all shares sold through both Sales Agents under the Sales Agreement. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. The total expenses of the offering payable by us, excluding commissions payable to the Sales Agents under the Sales Agreement, was $217,000.

Settlement for sales of common stock will occur on the second business day following the date on which any sales are made, or on some other date that is agreed upon by us and the Sales Agent in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and the Sales Agent may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Each Sales Agent is not required to sell any specific amount of securities, but will act as our sales agent using its commercially reasonable efforts, consistent with its sales and trading practices under the terms and subject to the conditions set forth in the Sales Agreement. In connection with the sales of the common stock on our behalf, each Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation to them will be deemed to be underwriting commissions or discounts. We have also agreed in the Sales Agreement to provide indemnification and contribution to the Sales Agents with respect to certain liabilities, including liabilities under the Securities Act.

The offering of our common stock pursuant to Sales Agreement will terminate automatically upon the sale of all shares of our common stock subject to the Sales Agreement or as otherwise permitted therein. We and the Sales Agents may each terminate the Sales Agreement at any time upon five days’ prior written notice.

From the time the Sales Agreement was finalized on February 21, 2020 through April 13, 2020, we issued and sold 4.2 million shares of common stock, which generated gross proceeds of  $2.1 million under the Sales Agreement pursuant to our previously filed Form S-3 registration statement (No. 333-217094). Any portion of the $50,000,000 of proceeds from the sale of shares of our common stock included in this prospectus not sold or included in an active placement notice pursuant to the Sales Agreement may be later made available for sale in other offerings (including offerings of our other securities) pursuant to the accompanying base prospectus, and, if no shares of our common stock are sold under the Sales Agreement, securities representing the full $50,000,000 of such proceeds may be later made available for sale in such other offerings pursuant to the accompanying base prospectus.

Our common stock is listed on the New York Stock Exchange American market under the trading symbol “AMPE.” The transfer agent for our common stock is Equiniti Trust Company.

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The Sales Agents and their affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, the Sales Agents will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus.

This prospectus in electronic format may be made available on a website maintained by the Sales Agents, who may distribute this prospectus electronically.

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DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 300,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of undesignated preferred stock, $0.0001 par value, of which no preferred shares are issued or outstanding.

The summary description of our capital stock contained in this prospectus is based on the provisions of our certificate of incorporation and bylaws and the applicable provisions of the Delaware General Corporation Law. This information is qualified entirely by reference to the applicable provisions of our certificate of incorporation, bylaws and the Delaware General Corporation Law. For information on how to obtain copies of our certificate of incorporation and bylaws, please see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

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LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed on for us by Squire Patton Boggs (US) LLP. Certain legal matters in connection with this offering will be passed on for ThinkEquity by Loeb & Loeb LLP and for Roth by Duane Morris LLP.

EXPERTS

The audited financial statements for the fiscal year ended December 31, 2018 incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Plante & Moran PLLC, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The 2019 financial statements appearing in the Annual Report on Form 10-K of Ampio Pharmaceuticals, Inc. for the year ended December 31, 2019, and the effectiveness of internal control over financial reporting as of December 31, 2019, of Ampio Pharmaceuticals, Inc. have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in its report (which report expresses an unqualified opinion and includes explanatory paragraphs related to going concern uncertainty and the adoption of a new accounting standard), which are incorporated herein by reference. Such consolidated statements have been so incorporated in reliance upon the report of such firm and upon the authority of such firm as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including us.

Our common stock is listed on the New York Stock Exchange American market under the symbol “AMPE.” General information about our company, including our Annual Report on Form 10‑K, Quarterly Reports on Form 10‑Q and Current Reports on Form 8‑K, as well as any amendments and exhibits to those reports, are available free of charge through our website at www.ampiopharma.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on, or that can be accessed through, our website is not incorporated into this prospectus or other securities filings and is not a part of these filings.

This prospectus is part of a registration statement that we have filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with SEC rules and regulations. For more detail about us and any securities that may be offered by this prospectus, you may examine the registration statement on Form S‑3 and the exhibits filed with it at the locations listed in the previous paragraph. Please be aware that statements in this prospectus referring to a contract or other document are summaries and you should refer to the exhibits that are part of the registration statement for a copy of the contract or document.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus and information that we file subsequently with the SEC will automatically update this prospectus. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, after initial filing of the registration statement that contains the prospectus and prior to the time that we sell all the securities offered by this prospectus (in each case, except for the information furnished under Item 2.02 or Item 7.01 in any current report on Form 8‑K and Form 8‑K/A):

•	Our Annual Report on Form 10K for the year ended December 31, 2019 filed with the SEC on February 21, 2020;‑
•	Our Current Reports on Form 8‑K filed with the SEC on February 20, 2020 and March 24, 2020; and
•

the description of our common stock contained or incorporated by reference in our Registration Statement on Form 8A, filed on May 17, 2011, including any amendment or reports filed for the purpose of updating this description.‑

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address:

Ampio Pharmaceuticals, Inc.

373 Inverness Parkway, Suite 200
Englewood, Colorado 80112
(720) 437‑6500
Attn: Investor Relations

22

Up to $50,000,000
Common Stock

Ampio Pharmaceuticals, Inc.

Prospectus

ThinkEquity	Roth Capital Partners
a division of Fordham Financial Management, Inc.

, 2020

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.     Other Expenses of Issuance and Distribution

The following table sets forth an estimate of the fees and expenses, other than the underwriting discounts and commissions, payable by us in connection with the issuance and distribution of the securities being registered.

Amount
SEC registration fee		$12,980	*
FINRA filing fee		[______]
Accounting fees and expenses		*	*
Legal fees and expenses		*	*
Transfer agent and registrar fees and expenses		*	*

Total	$	*	*

*     Includes the $7,386 previously paid in connection with unsold securities pursuant to Rule 415(a)(6).

**   The amount of securities and number of offerings are indeterminable, and the expenses cannot be estimated at this time.

Item 15.         Indemnification of Directors and Officers

We are incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who were, are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who were, are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) actually and reasonably incurred.

Our certificate of incorporation and bylaws provide for the indemnification of our directors and officers to the fullest extent permitted under the Delaware General Corporation Law. In addition, as permitted by the Delaware General Corporation Law, our bylaws provide that expenses incurred by any officer or director in defending any action, suit or proceeding described above shall be paid by us in advance of a final disposition upon delivery to us of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it is ultimately determined that such director or officer is not entitled to be indemnified by us.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

•	transaction from which the director derives an improper personal benefit;
•	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•	unlawful payment of dividends or redemption of shares; or
•	breach of a director’s duty of loyalty to the corporation or its stockholders.

Our certificate of incorporation includes such a provision.

Section 174 of the Delaware General Corporation Law provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

As permitted by the Delaware General Corporation Law, we have entered into indemnity agreements with each of our directors and executive officers that require us to indemnify such persons against any and all costs and expenses (including attorneys’, witness or other professional fees) actually and reasonably incurred by such persons in connection with any action, suit or proceeding (including derivative actions), whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer or is or was acting or serving as an officer, director, employee or agent of our company or of any of our affiliated enterprises. Under these agreements, we are not required to provide indemnification for certain matters, such as indemnification beyond that permitted by applicable law and indemnification for certain proceedings involving a final judgment that each of the director’s or officer’s material assertions in such proceeding was not made in good faith or was frivolous. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

Other than as described in the prospectus, at present, there is no pending litigation or proceeding involving any of our directors or executive officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

We have an insurance policy covering our officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

Item 16.       Exhibits

Exhibit Number
1.1*	Form of Underwriting Agreement
1.2

Sales Agreement, dated February 20, 2020, by and between the Company, ThinkEquity, a division of Fordham Financial Management, Inc. and Roth Capital Partners, LLC (Incorporated by reference from Registrant’s Form 8K filed February 20, 2020)‑

3.1	Certificate of Incorporation of the Registrant, as currently in effect (Incorporated by reference from Registrant’s Form 10K filed February 21, 2020)‑
3.2	Plan of Conversion of Chay Enterprises, Inc. to a Delaware corporation (Incorporated by reference from Registrant’s Form 8K filed March 30, 2010)‑
3.3	Amended and Restated Bylaws of the Registrant, as currently in effect (Incorporated by reference from Registrant’s Form 10Q filed November 14, 2018)‑
4.1	Specimen Common Stock Certificate of the Registrant (Incorporated by reference from Registrant’s Registration Statement on Form S4 filed January 7, 2011)‑
4.2	Form of Warrant to Purchase Common Stock (Incorporated by reference from Registrant’s Form 8K filed on August 29, 2016)‑
4.3	Form of Warrant to Purchase Common Stock (Incorporated by reference from Registrant’s Form 8K filed on August 29, 2016)‑
4.4	Form of Warrant (Incorporated by reference from Registrant’s Form 8K filed on August 13, 2018)‑
4.5*	Form of indenture for subordinated debt securities and related form of subordinated debt security
4.6*	Form of indenture for senior debt securities and related form of senior debt security
4.7*	Form of Certificate of Designation of Preferred Stock
4.8*	Form of Debt Securities
4.9*	Form of Common Stock Warrant Agreement and Warrant Certificate
4.10*	Form of Preferred Stock Warrant Agreement and Warrant Certificate
4.11*	Form of Debt Securities Warrant Agreement and Warrant Certificate
4.12*	Form of Unit Agreement and Unit Certificate
5.1**	Opinion of Squire Patton Boggs (US) LLP
23.1**	Consent of Moss Adams LLP
23.2**	Consent of Plante & Moran PLLC
23.3**	Consent of Squire Patton Boggs (US) LLP (included in Exhibit 5.1)
24.1***	Power of Attorney (included on the signature page hereto)
25.1***	Form T‑1 Statement of Eligibility of designated trustee under the Senior Indenture
25.2***	Form T‑1 Statement of Eligibility of designated trustee under the Subordinated Indenture

*     To be filed, if necessary, by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

**   Filed herewith.

*** To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers, or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(2) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S‑3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)   That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(2) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(iii) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)  That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)  That, for the purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)  To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

(b)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to existing provisions or arrangements whereby the registrant may indemnify a director, officer or controlling person of the registrant against liabilities arising under the Securities Act of 1933, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on April 16, 2020.

AMPIO PHARMACEUTICALS, INC.

/s/ Michael Macaluso
Michael Macaluso
Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS that each of the undersigned officers and directors does hereby constitute and appoint Michael Macaluso and Daniel G. Stokely, and each of them, or their substitute or substitutes, as his true and lawful attorneys-in-fact and agents, with full power and authority to do any and all acts and things and to execute and file or cause to be filed any and all instruments, documents or exhibits which said attorneys and agents, or any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this registration statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this registration statement, to any and all amendments, both pre-effective and post-effective, and supplements to this registration statement and to any and all instruments, documents or exhibits filed as part of or in conjunction with this registration statement or amendments or supplements thereof, with the powers of substitution and revocation, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any one of them, or their substitute or substitutes, shall lawfully do or cause to be done by virtue hereof. In witness whereof, each of the undersigned has executed this Power of Attorney as of the dates indicated below.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael Macaluso	Chairman of the Board and Chief Executive Officer	April 16, 2020
Michael Macaluso	(principal executive officer)

/s/ Daniel G. Stokely	Chief Financial Officer	April 16, 2020
Daniel G. Stokely	(principal financial and accounting officer),
Secretary and Treasurer

/s/ David Bar-Or	Director	April 16, 2020
David Bar-Or

/s/ Philip H. Coelho	Director	April 16, 2020
Philip H. Coelho

/s/ Richard B. Giles	Director	April 16, 2020
Richard B. Giles

/s/ David R. Stevens	Director	April 16, 2020
David R. Stevens